UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                               FORM 8-K

                             CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) March 11, 1999




                      WASTE SYSTEMS INTERNATIONAL, INC.
          (Exact name of registrant as specified in its charter)




              Delaware                                   95-4203626
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
  incorporation or organization)

                                  0-25998
                          (Commission File Number)

420 Bedford Street, Suite 300
Lexington, Massachusetts                                            02420
(Address of principal executive offices)                          (zip code)



                               (781) 862-3000 Phone
                               (781) 862-2929 Fax
               (Registrant's telephone number, including area code)



                    This document  contains a total of 3 pages.



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Item 2.  Acquisition or Disposition of Assets.

On March 11, 1999, Waste Systems International, Inc., through its wholly owned subsidiary WSI Pennsylvania Holdings, Inc. ("WSI" or the "Company") acquired Community Refuse Service, Inc, which is based in Shippensburg, Pennsylvania pursuant to the terms of a Stock Purchase Agreement dated March 11, 1999 by and among Robert H. Grove, Esther L. Grove, Michael Grove, Timothy Grove, Joseph
Grove and Robin Vink (collectively the "Shareholders" or "Sellers") and the Company. The description of the acquisition transaction set forth herein is qualified it its entirety by the Stock Purchase Agreement.

Pursuant to the Stock Purchase Agreement, WSI purchased all of the outstanding shares of the Community Refuse Service, Inc. for approximately $28.0 million in cash and assumption of debt. The acquisition has been accounted for using the purchase method of accounting.

The transaction includes all of the assets and liabilities relating to the operation of Community Refuse Service, Inc. which were used by the Shareholders in the solid waste disposal business.

In a related transaction, WSI, through its wholly owned subsidiary WSI Pennsylvania Holdings, Inc., also acquired substantially all of the assets of Cumberland Waste Services, Inc. The acquired assets were used by the Shareholders in the solid waste collection and recycling business.

Item 7.  Financial Statements and Pro Forma Financial Information and Exhibits.


         A.    Financial statements of business acquired.

              It is impracticable to provide the required financial statements of Community Refuse Service, Inc. and Cumberland Waste Service, Inc. at the time of the filing of this report. The required financial statements of Community Refuse Service, Inc. and Cumberland Waste Service, Inc. will be filed within the time period required in accordance with applicable regulations under the Securities and Exchange Act of 1934.

         B.    Pro forma financial information.

              It is impracticable to provide the required pro forma financial information of Waste Systems International, Inc. at the time of the filing of this report. The pro forma financial information will be filed within the time period required in accordance with applicable regulations under the Securities and Exchange Act of 1934.









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                                   SIGNATURES

         Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    WASTE SYSTEMS INTERNATIONAL, INC.


    Date:  March 25, 1999                       By: /s/ Philip Strauss
         ---------------------                      ------------------
                                                   Philip Strauss
                                                   Chairman, Chief Executive
                                                   Officer and President
                                                   (Principal Executive Officer)



    Date: March 25, 1999                        By: /s/ Bob Rivkin
         ---------------------                      --------------
                                                    Bob Rivkin
                                                    Executive Vice President -
                                                    Acquisitions, Chief
                                                    Financial Officer,
                                                    Treasurer and Secretary
                                                   (Principal Financial and
                                                    Accounting Officer)



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